Exhibit 10.25

TRIMAS CORPORATION

39400 Woodward Avenue, Suite 130

Bloomfield Hills, MI 48304

August 31, 2006

Heartland Industrial Partners, L.P.

55 Railroad Avenue

Greenwich, CT 06830

HIP Side-By-Side Partners, L.P.

55 Railroad Avenue

Greenwich, CT 06830

Heartland Industrial Partners (FF), L.P.

55 Railroad Avenue

Greenwich, CT 06830

Heartland Industrial Partners (C1), L.P.

55 Railroad Avenue

Greenwich, CT 06830

Gentlemen:

TriMas Corporation (“TriMas”) hereby agrees that for so long as Heartland Industrial Partners, L.P., HIP Side-By-Side Partners, L.P., Heartland Industrial Partners (FF), L.P. and Heartland Industrial Partners (C1), L.P. (each, a “VCOC Investor” and, collectively, the “VCOC Investors”) or any of their affiliates (collectively the “Investors”) directly or through one or more conduit subsidiaries continues to hold any securities of TriMas or any of its subsidiaries (each, a “Company” and, collectively, the “Companies”) as of the date hereof, each Company shall:

1.                                       Provide each VCOC Investor or its designated representative with (i) the right to inspect and copy the books and records of such Company and its subsidiaries, (ii) copies of all audited financial statements of such Company and its subsidiaries and (iii) copies of all materials provided to such Company’s Board of Directors, except for materials that, upon the advice of such Company’s counsel, would constitute a waiver of the attorney-client privilege;

2.                                       As requested by each VCOC Investor, (a) make appropriate officers and/or directors of such Company available periodically for consultation with each VCOC Investor or its designated representative with respect to material matters relating to the business and affairs of such Company, (b) inform each VCOC Investor or its designated representative in advance with respect to any material corporate actions, including, without limitation, extraordinary dividends, mergers, acquisitions or dispositions of assets, issuances of material incremental amounts of debt or equity and material amendments to the certificate of incorporation or bylaws or other organizational documents of such Company, and (c) provide each VCOC Investor or its designated representative with the right to consult with such Company with respect to actions of the type referred to in the preceding clause (b);

3.                                      Allow each VCOC Investor the right to attend meetings of such Company’s board of directors (the “Board of Directors”) as an observer without voting rights and receive notice of such meetings in accordance with such Company’s bylaws or other applicable organizational documents and copies of Board of Directors’ materials (except for materials that, upon the advice of such Company’s counsel, would constitute a waiver of the attorney-client privilege) distributed to any member of the Board of Directors in connection with such meetings. Such Company’s failure to provide any such notice shall not in any way affect the validity of any meeting of the Board of Directors or any action taken at any such meeting. Reasonable costs and expenses incurred by each VCOC Investor’s observer for the purpose of attending Board of Directors’ meetings will be borne by such Company. The provisions of this paragraph 3 will terminate once each VCOC Investor and its affiliates cease to own in aggregate shares representing 1% of the total outstanding shares of common stock of such Company; and

4.                                      Provide each VCOC Investor or its designated representative with such other rights of consultation as may reasonably be determined by such VCOC Investor to be necessary to qualify its investment in such Company as a “venture capital investment” for purposes of the United States Department of Labor Regulation published at 29 C.F.R. Section
2510.3-101(d)(3)(i) (the “Plan Asset Regulations”).

Each VCOC Investor agrees that it will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Companies) any confidential information obtained from any Company pursuant to the terms of this Agreement (including notice of such Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general, (b) is or has been independently developed or conceived by each VCOC Investor without use of such Company’s confidential information, or (c) is or has been made known or disclosed to each VCOC Investor by a third party without a breach of any obligation of confidentiality such third party may have to any Company; provided, however, that each VCOC Investor may disclose confidential information (i) to its attorneys, accountants, consultants, representatives and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in any Company, (ii) to any prospective purchaser of any securities of any

Company from any VCOC Investor, if such prospective purchaser agrees to maintain the confidentiality of such information; (iii) to any wholly owned subsidiary of any VCOC Investor or to any affiliate, partner, member, stockholder, officer or director of any VCOC Investor or of any wholly owned subsidiary of any VCOC Investor; or (iv) as may otherwise be required by law.

Each Company agrees to consider, in good faith, the recommendations of each VCOC Investor or its designated representative in connection with the matters on which it is consulted as described above, recognizing that the ultimate discretion with respect to all such matters shall be retained by such Company.

In the event any VCOC Investor or any of the other Investors transfers all or any portion of its investment in any Company to an affiliated entity that is intended to qualify as a venture capital operating company under the Plan Asset Regulations, such transferee shall be afforded the same rights with respect to such Company afforded to such VCOC Investor hereunder and shall be treated, for such purposes, as a third party beneficiary hereunder.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

Kindly acknowledge your agreement with the foregoing by executing this agreement where indicated below.

Very truly yours,

TRIMAS CORPORATION

By:	/s/ Joshua Sherbin
Name: Joshua Sherbin
Title: General Council

1

HEARTLAND INDUSTRIAL PARTNERS, L.P.

By: HEARTLAND INDUSTRIAL ASSOCIATES, L.L.C.

Its: General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

HEARTLAND INDUSTRIAL PARTNERS (FF), L.P.

By: HEARTLAND INDUSTRIAL ASSOCIATES, L.L.C.

Its: General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

HEARTLAND INDUSTRIAL PARTNERS (C1), L.P.

By: HEARTLAND INDUSTRIAL ASSOCIATES, L.L.C.

Its: General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title:

HIP SIDE-BY-SIDE PARTNERS, L.P.

By: HEARTLAND INDUSTRIAL ASSOCIATES, L.L.C.
Its: General Partner

By:	/s/ [ILLEGIBLE]
Name:
Title: